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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Waste Holdings, Inc. on Form S-4 of our report dated February 29, 2000 on Waste Industries, Inc. and subsidiaries, appearing in the Proxy Statement - Prospectus, which is part of this Registration Statement, and of our report dated February 29, 2000 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such prospectus.

\s\ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
October 12, 2000